COMPANY NAME :     Existing Operations Including RISK
                       (dollars in thousands)


                                              ACTUAL        ACTUAL       ACTUAL      ACTUAL       ACTUAL
HISTORICAL INCOME STATEMENT:                   1992          1993         1994        1995         1996
-----------------------------                  ----          ----         ----        ----         ----
SALES*                                        $ 449,185   $ 487,175    $ 554,819   $ 601,152    $ 650,791(1)
                                              ---------   ---------    ---------   ---------    ---------

   GROSS PROFIT                                 187,281     199,254      226,382     244,617      263,362


OPERATING EXPENSES                              151,042     160,909      179,989     198,251      215,643

COMMISSION INCOME                                   126         126          106         117          290
                                              ---------   ---------    ---------   ---------    ---------


   OPERATING INCOME                              36,365      38,471       46,499      46,483       48,009


OTHER INCOME (EXPENSE)                              445        (448)         342         (38)         248
                                              ---------   ---------    ---------   ---------    ---------


   EBIT                                          36,810      38,023       46,841      46,445       48,257
                                              ---------   ---------    ---------   ---------    ---------

INTEREST EXPENSE (INCOME)                           164          71           96          37           59
MGT. FEE EXPENSE (INCOME)                           270         256          294         378          434
FEDERAL & STATE INCOME TAXES                       --          --           --          --           --
FOREIGN INCOME TAXES                                519         388          569         639          603
                                              ---------   ---------    ---------   ---------    ---------


   NET INCOME (HISTORIC PRETAX INCOME)        $  35,857   $  37,308    $  45,882   $  45,391    $  47,161
                                              ---------   ---------    ---------   ---------    ---------
                                                                                   ---------    ---------
DEPRECIATION EXPENSE                              3,040       2,998        2,719       3,074        3,250


   NET CASH FROM OPERATIONS                   $  38,897   $  40,306    $  48,601   $  48,465    $  50,411
                                              ---------   ---------    ---------   ---------    ---------

                          [RESTUBBED FROM TABLE ABOVE]

                                              5 MONTHS     7 MONTHS
                                              --------     --------
                                                PROJ         PROJ         PROJ        PROJ       PROJ        PROJ        PROJ
HISTORICAL INCOME STATEMENT:                    1997         1997         1997        1998       1999        2000        2001
-----------------------------                   ----         ----         ----        ----       ----        ----        ----
SALES*                                        $ 284,174      421,626   $ 705,800   $ 766,500   $ 832,200   $ 903,400   $ 981,400
                                              ---------                 ---------   ---------   ---------   ---------   ---------

   GROSS PROFIT                                 114,505      172,121      286,625     307,795     332,182     359,338     388,664
                                                                        ---------   ---------   ---------   ---------   ---------

OPERATING EXPENSES                               95,488      136,693      232,181     249,168     267,499     288,340     310,840
                                                                        ---------   ---------   ---------   ---------   ---------
COMMISSION INCOME                                   114          166          280         295         315         335         350
                                                                        ---------   ---------   ---------   ---------   ---------

   OPERATING INCOME                              19,131       35,594       54,724      58,922      64,998      71,332      78,174
                                              ---------    ---------


OTHER INCOME (EXPENSE)                              (24)         304          280         320         335         350         365
                                                                        ---------   ---------   ---------   ---------   ---------

   EBIT                                          19,107       35,898       55,004      59,242      65,333      71,682      78,539

INTEREST EXPENSE (INCOME)                            13          (13)           0          25          25          25          25
MGT. FEE EXPENSE (INCOME)                           175          245          420         420         420         420         420
FEDERAL & STATE INCOME TAXES                          0         --              0           0           0           0           0
FOREIGN INCOME TAXES                                230          403          633       1,131       1,343       1,646       2,040


   NET INCOME (HISTORIC PRETAX INCOME)           18,689       35,263       53,951      57,666      63,545      69,591      76,055
                                              ---------    ---------
DEPRECIATION EXPENSE                              1,608        2,010        3,618       3,965       4,160       4,325       4,510
                                                                        ---------   ---------   ---------   ---------   ---------

   NET CASH FROM OPERATIONS                   $  20,297    $  37,273       57,569      61,631      67,705      73,916      80,565
                                              ---------    ---------

HISTORICAL BALANCE SHEET :                       12/31/92    12/31/93      12/31/94     12/31/95    12/31/96
--------------------------                       --------    --------      --------     --------    --------

CASH                                             $      86   $    --       $ 1,610      $    --      $ 1,077
ACCOUNTS RECEIVABLE, NET                            53,794      56,971      66,299       73,451       79,207
INVENTORY                                           62,960      71,199      80,092       95,488       99,967
OTHER CURRENT ASSETS                                 2,717       3,678       2,868        3,308        3,705
                                                 ---------   ---------   ---------    ---------    ---------

   TOTAL CURRENT ASSETS                            119,558     131,847     150,869      172,247      183,956

FIXED ASSETS, NET                                   13,774      13,571      13,650       13,692       15,742
INTANGIBLE ASSETS                                       71         103          78           50           41
OTHER ASSETS                                           334         377         212          526          196
                                                 ---------   ---------   ---------    ---------    ---------

   TOTAL ASSETS                                  $ 133,737   $ 145,899   $ 164,809    $ 186,516    $ 199,935



ACCOUNTS PAYABLE                                 $  27,893   $  36,416   $  39,138    $  41,769    $  46,279
NOTES PAYABLE & CURRENT DEBT                         2,206       2,914       2,027        1,966        1,854
ACCRUED EXPENSES                                    12,447      13,263      17,208       17,333       17,456
                                                 ---------   ---------   ---------    ---------    ---------

   TOTAL CURRENT LIABILITIES                        42,546      52,593      58,373       61,068       65,589

LONG-TERM CAP LEASE OBLIGATIONS                        106          68        --           --            611

OTHER NON-CURRENT LIABILITIES                          209         121         (75)        (307)        (295)

HISTORIC CAPITAL                                    90,877      93,117     106,511      125,755      134,030
                                                 ---------   ---------   ---------    ---------    ---------

   TOTAL LIABILITIES & CAPITAL                   $ 133,737   $ 145,899   $ 164,809    $ 186,516    $ 199,935
                                                 ---------   ---------   ---------    ---------    ---------

DIVIDENDS (CAPITAL)                              $  37,642   $  33,895   $  32,952    $  32,207    $  38,886
                                                 ---------   ---------   ---------    ---------    ---------

CAPITAL EXPENDITURES                             $   2,089   $   2,906   $   2,895    $   3,150    $   4,829
                                                 ---------   ---------   ---------    ---------    ---------

NET TANGIBLE ASSETS                              $  94,151   $  96,116   $ 101,281    $ 118,584    $ 133,989
                                                 ---------   ---------   ---------    ---------    ---------

                          [RESTUBBED FROM TABLE ABOVE]

                                           5 MONTHS        7 MONTHS
                                           --------        --------
                                             PROJ            PROJ        PROJ        PROJ        PROJ         PROJ            PROJ
HISTORICAL BALANCE SHEET :                   1997            1997        1997        1998        1999         2000            2001
--------------------------                   ----            ----        ----        ----        ----         ----            ----

CASH                                              $0     $    --              0            0            0            0            0
ACCOUNTS RECEIVABLE, NET                      85,252                     86,340       93,450      100,365      108,903      118,306
INVENTORY                                    112,271                    108,592      115,764      123,698      132,094      140,599
OTHER CURRENT ASSETS                           3,974                      3,767        4,075        4,385        4,640        4,910
                                                                          -----        -----        -----        -----        -----

   TOTAL CURRENT ASSETS                      201,497                    198,699      213,288      228,448      245,637      263,815

FIXED ASSETS, NET                             16,606                     16,937       17,982       19,022       19,922       20,687
INTANGIBLE ASSETS                                 12                         35           32           30           29           28
OTHER ASSETS                                      85                        165          200          225          245          280
                                                  --                        ---          ---          ---          ---          ---

   TOTAL ASSETS                            $ 218,200                    215,836      231,502      247,725      265,833      284,810
                                           ---------


ACCOUNTS PAYABLE                              52,772                     50,163       55,777       61,233       67,355       74,125
NOTES PAYABLE & CURRENT DEBT                   1,099                      1,099        1,099        1,099        1,099        1,099
ACCRUED EXPENSES                              18,768                     21,174       22,995       24,966       28,005       30,423
                                              ------                     ------       ------       ------       ------       ------

   TOTAL CURRENT LIABILITIES                  72,639                     72,437       79,871       87,298       96,459      105,647

LONG-TERM CAP LEASE OBLIGATIONS                  611                        500          400          300          200          100
                                                                            ---          ---          ---          ---          ---
OTHER NON-CURRENT LIABILITIES                   (318)                      (303)        (275)        (275)        (275)        (275)
                                                                           ----         ----         ----         ----         ----
HISTORIC CAPITAL                             145,269                    143,203      151,506      160,402      169,449      179,337
                                             -------                    -------      -------      -------      -------      -------

   TOTAL LIABILITIES & CAPITAL             $ 218,201                    215,837      231,502      247,725      265,833      284,810
                                           ---------

DIVIDENDS (CAPITAL)                        $   7,450     $  37,328    $  44,778    $  49,363    $  54,648    $  60,546    $  66,166
                                                         ---------    ---------    ---------    ---------    ---------    ---------


CAPITAL EXPENDITURES                       $   2,472     $   2,300    $   4,772    $   5,010    $   5,200    $   5,225    $   5,275
                                                         ---------    ---------    ---------    ---------    ---------    ---------


NET TANGIBLE ASSETS                        $ 144,938                  $ 142,864    $ 151,199    $ 160,097    $ 169,145    $ 179,034
                                           ---------                  ---------    ---------    ---------    ---------    ---------

* INCLUDES INTERCOMPANY SALES FOR ALL YEARS.
(1) INCLUDES INTERCOMPANY SALES OF APPROXIMATELY $1,500.

COMPANY NAME :     Existing Operations Including RISK
                       (dollars in thousands)

                                                                                                                 5 MONTHS  7 MONTHS
                                                                                                                 --------  --------
                                                              ACTUAL    ACTUAL    ACTUAL     ACTUAL     PROJ       PROJ      PROJ
FINANCIAL STATISTICS                                           1992      1993      1994       1995      1996       1997      1997
                                                               ----      ----      ----       ----      ----       ----      ----

SALES GROWTH, %                                                 N/A      8.46%    13.88%      8.35%     8.26%       N/A       N/A

EBIT GROWTH, %                                                  N/A      3.30%    23.19%     -0.85%     3.90%       N/A       N/A

GROSS PROFIT, %                                               41.69%    40.90%     40.80%    40.69%    40.47%      40.29%    40.82%

OPERATING EXPENSE, % OF SALES                                 33.63%    33.03%     32.44%    32.98%    33.14%      33.60%    32.42%

OPERATING PROFIT, % OF SALES                                   8.10%     7.90%      8.38%     7.73%     7.38%       6.73%     8.44%

ACCOUNTS RECEIVABLE DAYS                                       43.7      42.7       43.6      44.6      44.4        45.6      43.6

INVENTORY TURNS                                                4.16      4.04       4.10      3.73      3.88        3.63      3.94

ACCOUNTS PAYABLE DAYS                                          46.2      44.9       42.3      39.2      43.1        44.1      43.4

ACCRUED EXPENSES, % OF SALES                                   2.77%     2.72%      3.10%     2.88%     2.68%       2.75%     2.93%

RETURN ON NET TANGIBLE ASSETS, %                              38.08%    38.82%     46.49%    42.67%    37.34%      32.16%    42.01%

DIVIDENDS, % OF PRE-TAX INCOME                               104.98%    90.85%     71.82%    70.95%    82.45%      39.86%   105.86%
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
UNALLOCATED RISK ADJUSTMENT EXPENSE RESERVE ($M)  INPUT           0         0         --        --        --


                     HISTORICAL NON-CASH CHARGES
                 (INCLUDED IN OPERATING EXPENSE):

DEPRECIATION EXPENSE                                        $3,040     $2,998     $2,719    $3,074    $3,250      $1,608    $2,010
AMORTIZATION EXPENSE                                           --         (32)        25        28         9          29       (23)
                                                            ------     ------     ------    ------    ------      ------    ------

   TOTAL NON-CASH CHARGES                                   $3,040     $2,966     $2,744    $3,102    $3,259      $1,637    $1,987

                          [RESTUBBED FROM TABLE ABOVE]

                                                                  PROJ         PROJ       PROJ           PROJ          PROJ
FINANCIAL STATISTICS                                              1997         1998       1999           2000          2001
                                                                  ----         ----       ----           ----          ----

SALES GROWTH, %                                                   8.45%*       8.60%       8.57%         8.56%         8.63%

EBIT GROWTH, %                                                   13.98%        7.71%      10.28%         9.72%         9.57%

GROSS PROFIT, %                                                  40.61%       40.16%      39.92%        39.78%        39.60%

OPERATING EXPENSE, % OF SALES                                    32.90%       32.51%      32.14%        31.92%        31.67%

OPERATING PROFIT, % OF SALES                                      7.75%        7.69%       7.81%         7.90%         7.97%

ACCOUNTS RECEIVABLE DAYS                                          44.7         44.5        44.0          44.0          44.0

INVENTORY TURNS                                                   3.86         3.96        4.04          4.12          4.22

ACCOUNTS PAYABLE DAYS                                             42.8         43.7        44.0          44.5          45.0

ACCRUED EXPENSES, % OF SALES                                      3.00%        3.00%       3.00%         3.10%         3.10%

RETURN ON NET TANGIBLE ASSETS, %                                 38.97%       39.22%      40.83%        42.27%        43.69%

DIVIDENDS, % OF PRE-TAX INCOME                                   83.00%       85.60%      86.00%        87.00%        87.00%
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
UNALLOCATED RISK ADJUSTMENT EXPENSE RESERVE ($M)  INPUT           6,431      10,095      12,730        13,884        15,196




                     HISTORICAL NON-CASH CHARGES
                 (INCLUDED IN OPERATING EXPENSE):

DEPRECIATION EXPENSE                                            $3,618       $3,965      $4,160       $4,325         $4,510
AMORTIZATION EXPENSE                                                 6            3           2            1              1
                                                                ------       ------      ------       ------         ------

   TOTAL NON-CASH CHARGES                                       $3,624       $3,968      $4,162       $4,326         $4,511

* BASED ON 1996 SALES OF $650,791 INCLUDING INTERCOMPANY SALES OF
  APPROXIMATELY $1,500.
  SALES GROWTH OF 8.7% EXCLUDING INTERCOMPANY SALES.